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                                                                   EXHIBIT 10.21

                                 LKQ CORPORATION

                              CEO STOCK OPTION PLAN

                                    ARTICLE 1

                     ESTABLISHMENT, OBJECTIVES, AND DURATION

     1.1 ESTABLISHMENT OF THE PLAN. LKQ Corporation, a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes a stock option plan to be known as the CEO Stock Option Plan (hereinafter referred to as the "Plan") as set forth in this document. The Plan became effective as of November 2, 1998 (the "Effective Date") and shall remain in effect as provided in Section
1.3 hereof.

     1.2 PURPOSE OF THE PLAN. The purpose of this Plan is to benefit the Company and its subsidiaries and affiliated companies by enabling the Company to offer to the Company's Chief Executive Officer stock based incentives in the Company, thereby giving such officer a stake in the growth and prosperity of the Company and encouraging the continuance of such officer's relationship with the Company and its subsidiaries or affiliated companies.

     1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 10 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan provisions.

                                    ARTICLE 2

                                   DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

     "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options or Incentive Stock Options.

     "AWARD AGREEMENT" means a writing provided by the Company to each Participant setting forth the terms and provisions applicable to Awards granted under this Plan. The Participant's acceptance of the terms of the Award Agreement shall be evidenced by his or her continued employment without written objection before any exercise or payment of the Award. If the Participant objects in writing, the grant of the Award shall be revoked.

     "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

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     "CAUSE" shall mean, with respect to termination of a Participant's employment, consulting arrangement or other affiliation, the occurrence of any one or more of the following, as determined by the Board, in the exercise of good faith and reasonable judgment:

          (i) In the case where there is no employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award, or where there is such an agreement but the agreement does not define "cause" (or similar words) or a "cause" termination would not be permitted under such agreement at that time because other conditions were not satisfied, the termination of an employment or consulting arrangement is due to the willful and continued failure or refusal by the Participant to substantially perform assigned duties (other than any such failure resulting from the Participant's Disability), the Participant's dishonesty or theft, the Participant's violation of any obligations or duties under any employee agreement, or the Participant's gross negligence or willful misconduct; or

          (ii) In the case where there is an employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award that defines "cause" (or similar words) and a "cause" termination would be permitted under such agreement at that time, the termination of an employment or consulting arrangement is or would be deemed to be for "cause" (or similar words) as defined in such agreement.

No act or failure to act on a Participant's part shall be considered willful unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

     "CHANGE OF CONTROL" of the Company shall mean:

          (a) the Company is merged or consolidated or reorganized into or with another corporation or other legal person (an "Acquiror") and as a result of such merger, consolidation or reorganization less than 50% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

          (b) the Company sells all or substantially all of its business and/or assets to an Acquiror, of which less than 50% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

          (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person or group (as the terms "person" and "group" are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3

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     or any successor rule or regulation promulgated under the Exchange Act) of
     50% or more of the issued and outstanding shares of voting securities of the Company; or

          (d) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director of the Company was approved by a vote of at least two-thirds of such directors of the Company then still in office who were directors of the Company at the beginning of any such period.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto.

     "COMMON STOCK" means the common stock of the Company.

     "COMPANY" means LKQ Corporation, a Delaware corporation, as well as any successor to such entity as provided in Article 12 herein.

     "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

     "DISABILITY" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan. If no long term disability plan is in place with respect to a Participant, then with respect to that Participant, Disability shall mean: for the first 24 months of disability, that the Participant is unable to perform his or her job; thereafter, that the Participant is unable to perform any and every duty of any gainful occupation for which the Participant is reasonably suited by training, education or experience.

     "EFFECTIVE DATE" shall have the meaning ascribed to such term in Section
1.1 hereof.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     "FAIR MARKET VALUE" means (a) if the Common Stock is not listed or traded on a stock exchange or market, the value of the Common Stock determined in good faith by the Board, or (b) if the Common Stock is listed or traded on a stock exchange or market, for purposes of the valuation of any Shares delivered in payment of the Option Price upon the exercise of an Option or for purposes of the valuation of any Shares withheld in payment of the Option Price or to pay taxes due on an Award, the average of the high and low sales prices of the Common Stock on the applicable stock exchange or market (as reported in THE WALL STREET JOURNAL, Midwest Edition) on the date of exercise (or if the date of exercise is not a trading day, on the trading day next preceding the date of exercise).

     "GOOD REASON" shall mean, with respect to the termination of a Participant's employment or consulting arrangement,

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          (i)  in the case where there is no employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award, or where there is such an agreement but the agreement does not define "good reason" (or similar words) or a "good reason" termination would not be permitted under such agreement at that time because other conditions were not satisfied, a voluntary termination of an employment or consulting arrangement due to "good reason" as the Board, in its sole discretion, decides to treat as a "Good Reason" termination; or

          (ii) in the case where there is an employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award that defines "good reason" (or similar words) and a "good reason" termination would be permitted under such agreement at that time, the termination of an employment or consulting arrangement is or would be deemed to be for "good reason" (or similar words) as defined in such agreement.

     "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Section 422 of the Code.

     "INSIDER" shall mean an individual who is, on the relevant date, an officer, director or more than ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

     "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Section 422 of the Code.

     "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

     "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

     "PARTICIPANT" means a Person who or which has outstanding an Award granted under the Plan.

     "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a group as defined in Section 13(d) thereof.

     "RETIREMENT" means the Participant's termination of employment with the Company or its Subsidiaries under circumstances which the Board determines, in its sole discretion, that qualify as a Retirement termination from the Company.

     "SHARES" means shares of Common Stock of the Company.

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     "SUBSIDIARY" means any corporation, partnership, joint venture, affiliate, or other entity in which the Company is the direct or indirect beneficial owner of not less than 20% of all issued and outstanding equity interests.

                                    ARTICLE 3

                                 ADMINISTRATION

     3.1  THE ADMINISTRATOR. The Plan shall be administered by the Board.

     3.2 AUTHORITY OF THE ADMINISTRATOR. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan, establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 10 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Board as provided in the Plan. Further, the Board shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Board may delegate the authority granted to it herein.

     3.3 DECISIONS BINDING. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including the Company, its stockholders, Participants, and their estates and beneficiaries.

                                    ARTICLE 4

                  SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

     4.1 SHARES AVAILABLE FOR AWARDS. The aggregate number of Shares which may be issued for or used for reference purposes under this Plan or with respect to which Awards may be granted shall not exceed 175,000 Shares (subject to adjustment as provided in Section 4.3), which may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company. Upon a cancellation, termination, expiration, forfeiture, or lapse for any reason of any Award or payment of an Option Price and/or payment of any taxes arising upon exercise of an Option with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise or issued upon such payout, then the number of Shares underlying any such Award which were not issued as a result of any of the foregoing actions shall again be available for the purposes of Awards under the Plan.

     4.2 INDIVIDUAL PARTICIPANT LIMITATIONS. Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares that may be granted in any one fiscal year to a Participant shall be 175,000.

     4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, such adjustment

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shall be made in the number and class of Shares available for Awards, the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan and the number of Shares set forth in Sections 4.1 and 4.2, as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

                                    ARTICLE 5

                          ELIGIBILITY AND PARTICIPATION

     5.1 ELIGIBILITY. Persons eligible to participate in this Plan include any Chief Executive Officer of the Company.

                                    ARTICLE 6

                                  STOCK OPTIONS

     6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to a Participant in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board. The Board may grant Nonqualified Stock Options or Incentive Stock Options. The Board shall have complete discretion in determining the number of Options granted to a Participant (subject to Article 4 herein).

     6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Board shall determine. The Award Agreement with respect to the Option also shall specify whether the Option is intended to be an ISO within the meaning of
Section 422 of the Code, or an NQSO whose grant is intended not to fall under the provisions of Section 422 of the Code.

     6.3 OPTION PRICE. The Board shall designate the Option Price for each grant of an Option under this Plan, which Option Price may not be subsequently changed by the Board except pursuant to Section 4.3 hereof or to the extent provided in the Award Agreement.

     6.4 DURATION OF OPTIONS. Each Option granted to a Participant shall expire at such time as the Board shall determine at the time of grant; provided, however, that unless otherwise designated by the Board at the time of grant, no Option shall be exercisable later than the tenth anniversary date of its grant.

     6.5 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for each grant or for each Participant.

     6.6 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either:

          (a)  in cash or its equivalent,

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          (b)  by tendering previously acquired Shares having an aggregate Fair
     Market Value at the time of exercise equal to the total Option Price, or

          (c)  by a combination of (a) and (b).

     The Board also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Board determines to be consistent with the Plan's purpose and applicable law. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     In connection with the exercise of Options granted under the Plan, the Company may make loans to the Participants as the Board, in its discretion, may determine. Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Board shall determine not inconsistent with the Plan. Such loans shall bear interest at such rates as the Board shall determine from time to time, which rates may be below then current market rates or may be made without interest. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of the shares covered by the Option, or portion thereof, exercised by the Participant. No loan shall have an initial term exceeding two years, but any such loan may be renewable at the discretion of the Board. When a loan shall have been made, Shares having a fair market value at least equal to 150 percent of the principal amount of the loan shall be pledged by the Participant to the Company as security for payment of the unpaid balance of the loan.

     6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     6.8 TERMINATION OF RELATIONSHIP. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or other relationship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination, including, but not limited to, termination of employment for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Article 9, in the event that a Participant's Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

          (a) In the event a Participant's employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated for any reason other than death, Disability or Retirement, all Options held by the Participant shall expire and all rights to purchase Shares thereunder shall termination immediately; provided, however, that notwithstanding the foregoing, all Options to which the Participant has a vested right immediately prior to such termination shall be exercisable for the lesser of (i) 30 days

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     following the date of termination or (ii) the expiration date of the
     Option, unless the termination was for Cause.

          (b) In the event a Participant's employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated due to death or Disability, all Options shall immediately become fully vested on the date of termination.

          (c) Subject to Article 9, in the event of termination of a Participant's employment, consulting arrangement or other affiliation due to death or Disability, all Options in which the Participant has a vested right upon termination shall be exercisable until the expiration date of the Option.

          (d) Subject to Article 9, in the event of termination of a Participant's employment, consulting arrangement or other affiliation due to Retirement, all Options in which the Participant has a vested right upon termination shall be exercisable for the lesser of (i) three years following the date of termination or (ii) the expiration date of the Option.

     6.9  NONTRANSFERABILITY OF OPTIONS.

          (a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

          (b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

                                    ARTICLE 7

                             BENEFICIARY DESIGNATION

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                                    ARTICLE 8

                                    DEFERRALS

     The Board may permit a Participant to defer such Participant's receipt of Shares that would otherwise be due to such Participant upon the exercise of any Option. If any such deferral election

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is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.

                                    ARTICLE 9

                   RIGHTS OF EMPLOYEES, CONSULTANTS AND OTHERS

     9.1 EMPLOYMENT, CONSULTING OR OTHER ARRANGEMENTS. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment, consulting arrangement or other affiliation at any time, nor confer upon any Participant any right to continue in the employ of or consulting arrangement or other affiliation with the Company or any Subsidiary. For purposes of this Plan, temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its Subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment. Temporary cessation of the provision of consulting or other services because of illness, vacation or any other reason approved in advance by the Company shall not be considered a termination of the consulting or other arrangement or an interruption of the continuity thereof. Conversion of a Participant's employment relationship to a consulting or other arrangement shall not result in termination of previously granted Awards.

     9.2 PARTICIPATION. No Employee, consultant or other affiliated Person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

                                   ARTICLE 10

                                CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, any and all Options granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term.

                                   ARTICLE 11

                     AMENDMENT, MODIFICATION AND TERMINATION

     11.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, subject to any requirement of stockholder approval imposed by applicable law, rule or regulation.

     11.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

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                                   ARTICLE 12

                                   WITHHOLDING

     12.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

     12.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

                                   ARTICLE 13

                                   SUCCESSORS

     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

                                   ARTICLE 14

                               LEGAL CONSTRUCTION

     14.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

     14.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     14.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     14.4 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

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     14.5 GOVERNING LAW. To the extent not pre-empted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

                                      * * *

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